                             SUPPLEMENTAL MORTGAGE
-------------------------------------------------------------------------------
                             Supplemental Indenture

                               DATED JUNE 1, 1997
                               ------------------

                                SUPPLEMENTAL TO
                          FIRST AND REFUNDING MORTGAGE
                              DATED AUGUST 1, 1924
                               ------------------

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                       TO
                           FIRST UNION NATIONAL BANK
                                    TRUSTEE
                                765 BROAD STREET
                            NEWARK, NEW JERSEY 07101

                               ------------------

                           PROVIDING FOR THE ISSUE OF
                $235,000,000 FIRST AND REFUNDING MORTGAGE BONDS,
                           6 1/2% SERIES XX DUE 2000
--------------------------------------------------------------------------------

                     RECORD IN MORTGAGE BOOK AND RETURN TO:
                              JAMES T. FORAN, ESQ.
                               80 PARK PLAZA, T5B
                                  P.O. BOX 570
                               NEWARK, N.J. 07101

PREPARED BY

(EDWARD C. FEDAK, ESQ.)

                               TABLE OF CONTENTS
                               ------------------

                                                                                     PAGE
                                                                                     ----
RECITALS..........................................................................     1
FORM OF BOND [FACE]...............................................................     3
FORMS OF CERTIFICATES OF AUTHENTICATION...........................................     5
FORM OF BOND [REVERSE]............................................................     6
GRANTING CLAUSES..................................................................    11

                                   ARTICLE I.
                             BONDS OF THE SERIES XX

DESCRIPTION OF SERIES XX..........................................................    13

                                  ARTICLE II.
                              REDEMPTION OF BONDS
                                  OF SERIES XX

SECTION 2.01.        Redemption -- Redemption Prices................................    14
SECTION 2.02.        Redemption at Election of Company..............................    15
SECTION 2.03.        Redemptions Pursuant to Section 4C of Article Eight of the
                       Indenture....................................................    17
SECTION 2.04.        Called Bonds to be Surrendered -- Interest to Cease............    17
SECTION 2.05.        Bonds Called in Part...........................................    18
SECTION 2.06.        Provisions of Indenture Not Applicable.........................    18

                                  ARTICLE III.
                                 MISCELLANEOUS.

SECTION 3.01.        Authentication of Bonds of Series XX...........................    18
SECTION 3.02.        Authenticating Agent...........................................    18
SECTION 3.03.        Additional Restrictions on Authentication of Additional Bonds
                       Under Indenture..............................................    20
SECTION 3.04.        Restriction on Dividends.......................................    20
SECTION 3.05.        Use of Facsimile Seal and Signatures...........................    21
SECTION 3.06.        Time for Making of Payment.....................................    21
SECTION 3.07.        Effective Period of Supplemental Indenture.....................    21
SECTION 3.08.        Effect of Approval of Board of Public Utilities of the State of
                       New Jersey...................................................    21
SECTION 3.09.        Execution in Counterparts......................................    22
Acknowledgments.....................................................................    23
Certificate of Residence............................................................    24

     SUPPLEMENTAL INDENTURE, dated the 1st day of June, 1997 for convenience of reference and effective from the time of execution and delivery hereof, between PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a corporation organized under the laws of the State of New Jersey, hereinafter called the "Company", party of the first part, and FIRST UNION NATIONAL BANK, a national banking association organized under the laws of the United States of America, as Trustee under the indenture dated August 1, 1924, below mentioned, hereinafter called the "Trustee", party of the second part.

     WHEREAS, on July 25, 1924, the Company executed and delivered to FIDELITY UNION TRUST COMPANY (now known as FIRST UNION NATIONAL BANK), a certain indenture dated August 1, 1924 (hereinafter called the "Indenture"), to secure and to provide for the issue of First and Refunding Mortgage Gold Bonds of the Company; and

     WHEREAS, the Indenture has been recorded in the following counties of the State of New Jersey, in the offices, and therein in the books and at the pages, as follows:

                                                                     PAGE
  COUNTY          OFFICE               BOOK NUMBER                  NUMBER
-----------    ------------    ----------------------------    ----------------
Atlantic       Clerk's         1955 of Mortgages                     160
Bergen         Clerk's         94 of Chattel Mortgages             123 etc.
                               693 of Mortgages                    85 etc.
Burlington     Clerk's         52 of Chattel Mortgages          Folio 8, etc.
                               177 of Mortgages                Folio 354, etc.
Camden         Register's      45 of Chattel Mortgages             184 etc.
                               239 of Mortgages                     1 etc.
Cumberland     Clerk's         786 of Mortgages                    638 & c.
Essex          Register's      437 of Chattel Mortgages              1-48
                               T-51 of Mortgages                   341-392
Gloucester     Clerk's         34 of Chattel Mortgages             123 etc.
                               142 of Mortgages                    7, etc.
Hudson         Register's      453 of Chattel Mortgages            9, etc.
                               1245 of Mortgages                  484, etc.
Hunterdon      Clerk's         151 of Mortgages                      344
Mercer         Clerk's         67 of Chattel Mortgages              1 etc.
                               384 of Mortgages                     1 etc.
Middlesex      Clerk's         113 of Chattel Mortgages             3 etc.
                               437 of Mortgages                   294, etc.
Monmouth       Clerk's         951 of Mortgages                    291 & c.
Morris         Clerk's         N-3 of Chattel Mortgages            446 etc.
                               F-10 of Mortgages                   269 etc.
Ocean          Clerk's         1809 of Mortgages                      40
Passaic        Register's      M-6 of Chattel Mortgages           178, etc.
                               R-13 of Mortgages                   268 etc.
Salem          Clerk's         267 of Mortgages                    249 & c.

                                                              PAGE
 COUNTY         OFFICE               BOOK NUMBER             NUMBER
---------    ------------    ---------------------------    ---------
Somerset     Clerk's         46 of Chattel Mortgages        207 etc.
                             N-10 of Mortgages               I etc.
Sussex       Clerk's         123 of Mortgages                10 & c.
Union        Register's      128 of Chattel Mortgages        28 & c.
                             664 of Mortgages               259 etc.
Warren       Clerk's         124 of Mortgages               141 etc.

and

     WHEREAS, the Indenture has also been recorded in the following counties of the Commonwealth of Pennsylvania, in the offices, and therein in the books and at the pages, as follows:

                                                         PAGE
   COUNTY           OFFICE           BOOK NUMBER        NUMBER
-------------    ------------    -------------------    ------
Adams            Recorder's      22 of Mortgages         105
Armstrong        Recorder's      208 of Mortgages        381
Bedford          Recorder's      90 of Mortgages         917
Blair            Recorder's      671 of Mortgages        430
Cambria          Recorder's      407 of Mortgages        352
Cumberland       Recorder's      500 of Mortgages        136
Franklin         Recorder's      285 of Mortgages        373
Huntingdon       Recorder's      128 of Mortgages         47
Indiana          Recorder's      197 of Mortgages        281
Lancaster        Recorder's      984 of Mortgages         1
Montgomery       Recorder's      5053 of Mortgages      1,221
Westmoreland     Recorder's      1281 of Mortgages       198
York             Recorder's      31-V of Mortgages       446

and

     WHEREAS, the Indenture granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company, more fully set forth and described in the Indenture, then owned or which might thereafter be acquired by the Company; and

     WHEREAS, the Company, by various supplemental indentures, supplemental to the Indenture, the last of which was dated April 1, 1997, has granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company acquired by it after the execution and delivery of the Indenture; and

     WHEREAS, since the execution and delivery of said supplemental indenture dated April 1, 1997, the Company has acquired property which, in accordance with the provisions of the Indenture, is subject to the lien thereof and the Company desires to confirm such lien; and

     WHEREAS, the Indenture has been amended or supplemented from time to time; and

     WHEREAS, it is provided in the Indenture that no bonds other than those of the 5 1/2% Series due 1959 therein authorized may be issued thereunder unless a supplemental indenture providing for the issue of such additional bonds shall have been executed and delivered by the Company to the Trustee; and

     WHEREAS, the Company desires to provide for the issue of $235,000,000 principal amount of bonds secured by said Indenture of a series to be designated as "First and Refunding Mortgage Bonds, 6 1/2% Series XX due 2000" (hereinafter sometimes called "Series XX"); and

     WHEREAS, the text of the bonds of the Series XX and of the certificates of authentication to be borne by the bonds of the Series XX shall be substantially of the following tenor:

                                 [FORM OF BOND]

                                     [FACE]

REGISTERED                                                          REGISTERED
NUMBER                                                              AMOUNT
RU                                                                  $

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                       FIRST AND REFUNDING MORTGAGE BOND,
                           6 1/2% SERIES XX DUE 2000.

     Public Service Electric and Gas Company (hereinafter called the "Company"), a corporation of the State of New Jersey, for value received, hereby promises to
pay to             , or registered assigns, on the surrender hereof, the
principal sum of      Dollars, on June 1, 2000 and to pay interest thereon from
the date hereof, at the rate of 6 1/2% per annum, and until payment of said principal sum, such interest to be payable June 1 and December 1 in each year.

     Both the principal hereof and interest hereon shall be paid at the corporate trust office of First Union National Bank, in the City of Newark, State of New Jersey, or (at the option of the registered owner) at the corporate trust office of First Chicago Trust Company of New York, in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.

     Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Bond shall not be entitled to any security or benefit under the indenture mentioned on the reverse hereof, as amended and supplemented, and shall not become valid or obligatory for any purpose, until the certificate of authentication, hereon endorsed, shall have been signed by or on behalf of First Union National Bank, as Trustee, or by or on behalf of its successor in trust under said indenture.

     IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed by its proper officers under its corporate seal.

Dated

                                           PUBLIC SERVICE ELECTRIC AND GAS
                                             COMPANY,

                                           By .................................
                                                   (Vice) President

(Seal)

Attest:

 ....................................

        (Assistant) Secretary

                    [FORM OF CERTIFICATE OF AUTHENTICATION]
                         CERTIFICATE OF AUTHENTICATION

     This Bond is one of the Bonds of the series designated therein which are described in the within-mentioned indenture and supplemental indenture dated June 1, 1997, as secured thereby.

                                           FIRST UNION NATIONAL BANK, TRUSTEE

                                           By ..................................

                                                   Authorized Signatory

               [FORM OF ALTERNATE CERTIFICATE OF AUTHENTICATION]
                    ALTERNATE CERTIFICATE OF AUTHENTICATION

     This Bond is one of the Bonds of the series designated therein which are described in the within-mentioned indenture and supplemental indenture dated June 1, 1997, as secured thereby.

                                           FIRST UNION NATIONAL BANK, TRUSTEE

                                           By ..................................

                                                   Authenticating Agent

                                           By ..................................

                                                   Authorized Signatory

                                 [FORM OF BOND]
                                   [REVERSE]

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                       FIRST AND REFUNDING MORTGAGE BOND,
                           6 1/2% SERIES XX DUE 2000.

     This Bond is one of the First and Refunding Mortgage Bonds of the Company issued and to be issued under and pursuant to, and all equally secured by, an indenture of mortgage or deed of trust dated August 1, 1924, as supplemented and amended by supplemental indentures thereto, including supplemental indentures dated March 1, 1942, June 1, 1949, May 1, 1950, October 1, 1953, May 1, 1954,
November 1, 1956, September 1, 1957, August 1, 1958, June 1, 1959, September 1, 1960, August 1, 1962, June 1, 1963, September 1, 1964, September 1, 1965, June
1, 1967, June 1, 1968, April 1, 1969, March 1, 1970, May 15, 1971, November 15,
1971, April 1, 1972, March 1, 1974, October 1, 1974, April 1, 1976, September 1,
1976, October 1, 1976, June 1, 1977, September 1, 1977, November 1, 1978, July
1, 1979, September 1, 1979 (No. 1), September 1, 1979 (No. 2), November 1, 1979,
June 1, 1980, August 1, 1981, April 1, 1982, September 1, 1982, December 1, 1982, June 1, 1983, August 1, 1983, July 1, 1984, September 1, 1984, November 1,
1984 (No. 1), November 1, 1984 (No. 2), July 1, 1985, January 1, 1986, March 1,
1986, April 1, 1986 (No. 1), April 1, 1986 (No. 2), March 1, 1987, July 1, 1987
(No. 1), July 1, 1987 (No. 2), May 1, 1988, September 1, 1988, July 1, 1989,
July 1, 1990 (No. 1), July 1, 1990 (No. 2), June 1, 1991 (No. 1), June 1, 1991
(No. 2), November 1, 1991 (No. 1), November 1, 1991 (No. 2), November 1, 1991
(No. 3), February 1, 1992 (No. 1), February 1, 1992 (No. 2), June 1, 1992 (No.
1), June 1, 1992 (No. 2), June 1, 1992 (No. 3), January 1, 1993 (No. 1), January
1, 1993 (No. 2), March 1, 1993, May 1, 1993, May 1, 1993 (No. 2), May 1, 1993
(No. 3), July 1, 1993, August 1, 1993, September 1, 1993, September 1, 1993 (No.
2), November 1, 1993, February 1, 1994, March 1, 1994 (No. 1), March 1, 1994
(No. 2), May 1, 1994, June 1, 1994, August 1, 1994, October 1, 1994 (No. 1),
October 1, 1994 (No. 2), October 1, 1995 (No. 1), October 1, 1995 (No. 2),
January 1, 1996 (No. 1), January 1, 1996 (No. 2), December 1, 1996, April 1, 1997 and June 1, 1997 each duly executed by the Company and First Union National Bank (formerly known as Fidelity Union Trust Company), a national banking association organized under the laws of the United States of America, as Trustee. This Bond is one of the 6 1/2%

                                       7
Series XX due 2000, which series is limited to aggregate principal amount of $235,000,000 and is issued pursuant to said supplemental indenture dated June 1, 1997. Reference is hereby made to said indenture and all supplements thereto for a specification of the principal amount of Bonds from time to time issuable thereunder, and for a description of the properties mortgaged and conveyed or assigned to said Trustee or its successors, the nature and extent of the security, and the rights of the holders of said Bonds and any coupons appurtenant thereto, and of the Trustee in respect of such security.

     In and by said indenture, as amended and supplemented, it is provided that with the written approval of the Company and the Trustee, any of the provisions of said indenture may from time to time be eliminated or modified and other provisions may be added thereto provided the change does not alter the annual interest rate, redemption price or date, date of maturity or amount payable on maturity of any then outstanding Bond or conflict with the Trust Indenture Act of 1939 as then in effect, and provided the holders of 85% in principal amount of the Bonds secured by said indenture and then outstanding (including, if such change affect the Bonds of one or more series but less than all series then outstanding, a like percentage of the then outstanding Bonds of each series affected by such change, and excluding Bonds owned or controlled by the Company or by the parties owning at least 10% of the outstanding voting stock of the Company, as more fully specified in said indenture) consent in writing thereto, all as more fully set forth in said indenture, as amended and supplemented.

     First and Refunding Mortgage Bonds issuable under said indenture are issuable in series, and the Bonds of any series may be for varying principal amounts and in the form of coupon bonds and of registered bonds without coupons, and the Bonds of any one series may differ from the Bonds of any other series as to date, maturity, interest rate and otherwise, all as in said indenture provided and set forth. The Bonds of the 6 1/2% Series XX due 2000, in which this Bond is included, are designated "First and Refunding Mortgage Bonds, 6 1/2% Series XX due 2000."

     In case of the happening of an event of default as specified in said indenture and said supplemental indenture dated March 1, 1942, the principal sum of the Bonds of this series my be declared or may become due and payable forthwith, in the manner and with the effect in said indenture provided.

     As more fully provided in said supplemental indenture dated June 1, 1997, the Bonds of this series are subject to redemption at any time prior to maturity, on notice given as below provided (a) as a whole or in part, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Bonds of this series to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, plus accrued interest thereon to the date of redemption; where, "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day preceding such redemption date. "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Bonds of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bonds of this series; "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company and acceptable to the Trustee; "Comparable Treasury Price" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity comparable to the remaining term of the Bonds of this series to be redeemed or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee is unable to obtain five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations so obtained; "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date,

                                       9
the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third business day preceding such redemption date; and "Reference Treasury Dealer" means a primary U.S. Government Securities Dealer in New York City selected by the Company and acceptable to the Trustee, the foregoing being the "Regular Redemption Price"; and (b) by the application of proceeds of released property or other money held by the Trustee and which, pursuant to the provisions of said indenture, as amended and supplemented, is applied to the redemption of Bonds of this series, upon payment of the percentages of the principal amount thereof specified below under "Special Redemption Price" during such respective 12-month periods:

 12-MONTH
  PERIOD        SPECIAL
BEGINNING     REDEMPTION
  JUNE 1         PRICE
----------    -----------
   1997          100%
   1998          100%
   1999          100%

together in each case with accrued interest to the date fixed for redemption. Notice of any such redemption shall be given by mailing the same to the respective registered owners of the Bonds of this series so called for redemption, not less than 30 nor more than 40 days in advance of the date fixed for redemption.

     If this Bond or any portion thereof be called for redemption and payment be duly provided therefor, interest shall cease to accrue on this Bond or such portion on the date fixed for such redemption.

     This Bond is transferable, but only as provided in said indenture, upon surrender hereof, by the registered owner in person or by attorney duly authorized in writing, at either of said offices where the principal hereof and interest hereon are payable; upon any such transfer a new Bond similar hereto will be issued to the transferee. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Company and the Trustee and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon and for all

                                       10
other purposes; and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

     The Bonds of this series are issuable only in fully registered form, in denominations of $1,000 and any multiple of $1,000. Such fully registered Bonds of the several denominations may be exchanged for fully registered Bonds of other authorized denominations, but only as provided in said indenture, upon surrender thereof, by the registered owner in person or by attorney duly authorized in writing, at either of said offices where the principal thereof and interest thereon are payable. No service charge shall all be made for any such exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that my be imposed in relation thereto.

     The Company shall not be required to issue or make transfers or exchanges of Bonds of this series for a period of ten days next preceding any interest payment date or next preceding the date of any drawing of such Bonds to be redeemed, and the Company shall not be required to make transfers or exchanges of any such Bonds drawn in whole or in part for such redemption.

     No recourse under or upon any obligation, covenant or agreement contained in said indenture or in any indenture supplemental thereto, or in any Bond or coupon issued thereunder, or because of any indebtedness arising thereunder, shall be had against any incorporator, or against any past, present or future stockholder, officer, or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, it being expressly agreed and understood that said indenture, any indenture supplemental thereto and the obligations issued thereunder, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company, or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the indenture or in any indenture supplemental thereto or in any of the Bonds or coupons issued thereunder, or implied therefrom.
                            ------------------------

     WHEREAS, the execution and delivery of this supplemental indenture have been duly authorized by the Board of Directors of the Company; and

     WHEREAS, the Company represents that all things necessary to make the bonds of the series hereinafter described, when duly authenticated by or on behalf of the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this supplemental indenture a valid and binding agreement supplemental to the Indenture, have been done and performed;

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that the Company, in consideration of the premises and the execution and delivery by the Trustee of this supplemental indenture, and in pursuance of the covenants and agreements contained in the Indenture and for other good and valuable consideration, the receipt of which is hereby acknowledged, has granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over, and by these presents does grant, bargain, sell, alien, remise, release, convey, confirm, assign, transfer and set over unto the Trustee, its successors and assigns, forever, all the right, title and interest of the Company in and to all property of every kind and description (except cash, accounts and bills receivable and all merchandise bought, sold or manufactured for sale in the ordinary course of the Company's business, stocks, bonds or other corporate obligations or securities, other than such as are described in Part V of the Granting Clauses of the Indenture, not acquired with the proceeds of bonds secured by the Indenture, and except as in the Indenture and herein otherwise expressly excluded) acquired by the Company since the execution and delivery of the supplemental indenture dated April 1, 1997 subsequent to the Indenture (except any such property duly released from, or disposed of, free from the lien of the Indenture, in accordance with the provisions thereof) and all such property which at any time hereafter may be acquired by the Company;

     All of which property it is intended shall be included in and granted by this supplemental indenture and covered by the lien of the Indenture as heretofore and hereby amended and supplemented;

     UNDER AND SUBJECT to any encumbrances or mortgages existing on property acquired by the Company at the time of such acquisition and not heretofore discharged of record; and

     SUBJECT also, to the exceptions, reservations and provisions in the Indenture and in this supplemental indenture recited, and to the liens, reservations, exceptions, limitations, conditions and restrictions imposed by or contained in the several deeds, grants, franchises and contracts or other instruments through which the Company acquired or claims title to the aforesaid property; and SUBJECT, also, to the existing leases, to liens on easements or rights of way, to liens for taxes, assessments and governmental charges not in default or the payment of which is deferred, pending appeal or other contest by legal proceedings, pursuant to Section 4 of Article Five of the Indenture, or the payment of which is deferred pending billing, transfer of title or final determination of amount, to easements for alleys, streets, highways, rights of way and railroads that may run across or encroach upon the said property, to joint pole and similar agreements, to undetermined liens and charges, if any, incidental to construction, and other encumbrances permitted by the Indenture as heretofore and hereby amended and supplemented;

     TO HAVE AND TO HOLD the property hereby conveyed or assigned, or intended to be conveyed or assigned, unto the Trustee, its successor or successors and assigns, forever;

     IN TRUST, NEVERTHELESS, upon the terms, conditions and trusts set forth in the Indenture as heretofore and hereby amended and supplemented, to the end that the said property shall be subject to the lien of the Indenture as heretofore and hereby amended and supplemented, with the same force and effect as though said property had been included in the Granting Clauses of the Indenture at the time of the execution and delivery thereof;

     AND THIS SUPPLEMENTAL INDENTURE FURTHER WITNESSETH that for the considerations aforesaid, it is hereby covenanted between the Company and the Trustee as follows:

                                   ARTICLE I.
                             BONDS OF THE SERIES XX

     The series of bonds authorized by this supplemental indenture to be issued under and secured by the Indenture shall be designated "First and Refunding Mortgage Bonds, 6 1/2% Series XX due 2000"; shall be limited to the aggregate principal amount of $235,000,000; shall mature June 1, 2000; shall bear interest at the rate of 6 1/2% per annum, payable on June 1 and December 1 of each year; shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts, at the corporate trust office of First Union National Bank, in the City of Newark, State of New Jersey, or, as may be desired by the persons entitled to receive such principal and interest respectively, at the corporate trust office of First Chicago Trust Company of New York, in the Borough of Manhattan, City and State of New York; shall be issuable only in the form of fully registered bonds in the denominations of $1,000 and any multiple of $1,000; and the several denominations shall be interchangeable. The date of each bond of the Series XX shall be the semi-annual interest payment date next preceding the date of authentication, unless such date of authentication be an interest payment date, in which case the date shall be the date of authentication, or unless such date of authentication be prior to the first semi-annual interest payment date, in which case the date shall be June 1, 1997.

     The Company shall not be required to issue or make transfers or exchanges of bonds of the Series XX for a period of ten days next preceding any interest payment date or next preceding the date of any drawing of such bonds to be redeemed, and the Company shall not be required to make transfers or exchanges of any such bonds drawn in whole or in part for such redemption.

                                  ARTICLE II.

                       REDEMPTION OF BONDS OF SERIES XX.

     SECTION 2.01. REDEMPTION -- REDEMPTION PRICES. Bonds of the Series XX shall be subject to redemption at any time:

          (a) as a whole or in part, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Series XX Bonds to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, plus accrued interest thereon to the date of redemption where:

          "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day preceding such redemption date;

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series XX Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Series XX Bonds;

          "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company and acceptable to the Trustee;

          "Comparable Treasury Price" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any sucessor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury

                                       15
     securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity comparable to the remaining term of the Bonds of this series to the redeemed or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the Trustee shall seek at least five Reference Treasury Dealer Quotations and the Comparable Treasury Price will be (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee is unable to obtain five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations so obtained; "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Treasury Reference Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date;

          "Reference Treasury Dealer" means a primary U.S. Government Securities Dealer in New York City selected by the Company and acceptable to the Trustee; and

          (b) by the application of any proceeds of released property or other money held by the Trustee and which, pursuant to Section 4C of Article Eight of the Indenture, as amended and supplemented, is applied to the redemption of bonds of the Series XX, upon payment of the percentages of the principal amount thereof specified under "Special Redemption Price" in the tabulation in the Form of Bond hereinbefore set forth during the respective 12-month periods beginning June 1 of each of the years mentioned in said tabulation together with accrued interest to the date fixed for redemption.

     SECTION 2.02. REDEMPTION AT ELECTION OF COMPANY. The election of the Company to redeem any of the bonds of the Series XX shall be evidenced by a resolution of the Board of Directors of the Company calling for redemption on a stated date all or a stated principal amount thereof. Any such call may be conditioned upon the deposit with the Trustee, on or before such redemption date, of the total regular redemption price of the bonds so called, with accrued interest

                                       16
thereon to the redemption date. At least 40 days prior to such redemption date (or at such later time as shall be satisfactory to the Trustee) the Company shall file with the Trustee a certified copy of such resolution. Unless such call shall be conditioned upon the deposit of the regular redemption price and accrued interest with the Trustee on or before the redemption date and unless the notice below provided for shall so state, the Company shall on or before such redemption date deposit with the Trustee the total regular redemption price of all the bonds so called, with accrued interest thereon to the redemption date.

     If the Company elects to redeem less than all of the bonds of the Series XX, the particular bonds or portions thereof to be redeemed shall, upon request of the Company, be drawn by lot by the Trustee, according to such method as it shall deem proper, from the bonds of said series then outstanding. The Trustee shall certify to the Company the serial numbers of the bonds so drawn.

     The Company shall thereupon give notice of such redemption, in the manner and substantially in the form provided in Section 2.03 hereof to be given in the case of bonds of the Series XX called pursuant to Section 4C of Article Eight of the Indenture, except that (1) such notice shall state that the bonds specified have been called for redemption at the election of the Company, and that they will be payable on the date specified in the resolution of the Board of Directors of the Company at a stated amount (which shall be the regular redemption price applicable upon such redemption date), (2) if all the bonds of the Series XX be called, the notice shall so state and may omit the serial numbers thereof, (3) if the date fixed for redemption be other than an interest payment date, the notice shall state that the bonds will be payable at the stated redemption price, plus accrued interest to the redemption date, (4) the mailing of such notice to registered owners of bonds of said series shall take place not less than 30 nor more than 40 days in advance of the date fixed for redemption, but failure duly to give such notice of redemption to the registered owner of any bond called for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other bond, and (5) if the call of such bonds for redemption shall have been conditioned upon the deposit of the regular redemption price and accrued interest with the Trustee on or before the redemption date, as above permitted, the notice shall so state, and shall state that unless such deposit is made on or before such date the call for redemption and the notice shall be of no effect.

     Before any money shall be applied by the Trustee to the redemption of bonds under this Section, the Company shall deliver to the Trustee a certificate or opinion by the President or a Vice President of the Company and an opinion of counsel, stating that all conditions precedent provided for herein (including any covenants compliance with which constitutes a condition precedent) relating to such redemption have been complied with.

     SECTION 2.03. REDEMPTIONS PURSUANT TO SECTION 4C OF ARTICLE EIGHT OF THE INDENTURE. If, pursuant to Section 4C of Article Eight of the Indenture, as amended and supplemented, any proceeds of released property or other money then held by the Trustee shall be applied to the redemption of bonds of the Series XX, the Trustee, not later than 30 days prior to the applicable redemption date, shall draw by lot according to such methods as it shall deem proper, from all the bonds of the Series XX then outstanding, such principal amount thereof as is to be redeemed. Bonds of said series so redeemed shall be cancelled.

     After such drawing the Trustee shall, beginning not later than 30 nor earlier than 40 days in advance of the date fixed for redemption, give, in the name of the Company, notice by mail that bonds of the Series XX bearing the serial numbers specified have been called for redemption pursuant to said
Section 4C of Article Eight, that they will be due and payable on such redemption date, at the office of the Trustee in Newark, New Jersey, or (at the option of the holder) at the office or agency of the Company in the Borough of Manhattan, City and State of New York, at a stated amount (which shall be the Special Redemption Price applicable upon such redemption date), that, if the date fixed for redemption be other than an interest payment date, the bonds will be payable at the stated redemption price, plus accrued interest to the redemption date, and that all interest thereon will cease to accrue after said date. Such notice shall be mailed to the several registered owners of the bonds so called, at their respective addresses as the same may appear on the registry books. Failure duly to give such notice of redemption to the registered owner of any bond called for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other bond.

     SECTION 2.04. CALLED BONDS TO BE SURRENDERED -- INTEREST TO CEASE. Each bond or portion thereof of the Series XX so called under Section 2.02 or 2.03 hereof shall be due and payable (upon surrender thereof) at the places and price and on the date specified in such notice, anything herein or in such bond to the

                                       18
contrary notwithstanding. From and after the date when each bond or portion thereof of the Series XX shall be due and payable as aforesaid (unless upon said date the full amount due thereon shall not be held by the Trustee and be immediately available for payment), all further interest shall cease to accrue on such bond or on such portion thereof, as the case may be.

     SECTION 2.05. BONDS CALLED IN PART. If only a portion of any bond of the Series XX shall be drawn by lot by the Trustee pursuant to Section 2.02 or 2.03 hereof, the notice of redemption hereinbefore provided for shall specify the serial number of such bond and the portion of the principal amount thereof to be redeemed. Upon surrender of such bond for partial redemption and upon payment of the portion so called for redemption, a new bond or bonds of the Series XX, in aggregate principal amount equal to the unredeemed portion of such surrendered bond, shall be executed by the Company, authenticated by or on behalf of the Trustee, and delivered to the registered owner thereof, without expense to such owner.

     SECTION 2.06. PROVISIONS OF INDENTURE NOT APPLICABLE. There shall be no sinking fund for the bonds of Series XX.

                                  ARTICLE III.

                                 MISCELLANEOUS.

     SECTION 3.01. AUTHENTICATION OF BONDS OF SERIES XX. None of the bonds of the Series XX, the issue of which is provided for by this supplemental indenture, shall be authenticated by or on behalf of the Trustee except in accordance with the provisions of the Indenture, as amended and supplemented, and this supplemental indenture, and upon compliance with the conditions in that behalf therein contained.

     SECTION 3.02. AUTHENTICATING AGENT. As long as any of the bonds of the Series XX remain outstanding, the Trustee may appoint an authenticating agent to act on its behalf and subject to its direction in connection with the authentication of bonds of the Series XX. Such authenticating agent shall be appointed by the Trustee by an instrument in writing and shall have no responsibility or liability for any action taken by it at the direction of the Trustee. Such authenticating agent shall at all times be a corporation organized and doing business under the

                                       19
laws of the United States or of any State or Territory or of the District of Columbia authorized under such laws to act as authenticating agent, having a combined capital and surplus of at least $5,000,000, subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority and, if there be such a corporation willing and able to act as authenticating agent on reasonable and customary terms, having its principal office and place of business in the City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 3.02 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 3.02, the Trustee may appoint a successor authenticating agent. The Trustee shall give written notice of such appointment to the Company and shall mail notice of such appointment to all registered owners of the bonds of the Series XX, at their respective addresses as the same may appear on the registry books. Any successor authenticating agent, upon acceptance of its appointment, shall become vested with all the rights, powers, duties and responsibilities of its predecessor, with like effect as if originally appointed authenticating agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 3.02.

     The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments as provided in the Indenture.

     SECTION 3.03. ADDITIONAL RESTRICTIONS ON AUTHENTICATION OF ADDITIONAL BONDS UNDER INDENTURE. The Company covenants that from and after the date of execution of this supplemental indenture, no additional bonds (as defined in Section 1 of Article Two of the Indenture) shall be authenticated and delivered by the Trustee under Subdivision A of Section 4 of said Article Two on account of additions or improvements to the mortgaged property:

          (1) unless the net earnings of the Company for the period required by Subdivision C of Section 6 of said Article Two shall have been at least twice the fixed charges (in lieu of 1 3/4 times such fixed charges, as required by said Subdivision C); and for the purpose of this condition (a) such fixed charges shall in each case include interest on the bonds applied for, notwithstanding the parenthetical provision contained in clause (4) of said Subdivision C, and (b) in computing such net earnings there shall be included in expenses of operation (under paragraph (c) of said Subdivision
     C) all charges against earnings for depreciation, renewals or replacements, and all certificates with respect to net earnings delivered to the Trustee in connection with any authentication of additional bonds under said Article Two shall so state; and

          (2) except to the extent of 60% (in lieu of 75% as permitted by Subdivision A of Section 7 of said Article Two) of the cost or fair value to the Company of the additions or improvements forming the basis for such authentication of additional bonds.

     SECTION 3.04. RESTRICTION ON DIVIDENDS. The Company will not declare or pay any dividend on any shares of its common stock (other than dividends payable in shares of its common stock) or make any other distribution on any such shares, or purchase or otherwise acquire any such shares (except shares acquired without cost to the Company) whenever such action would reduce the earned surplus of the Company to an amount less than $10,000,000 or such lesser amount as may remain after deducting from said $10,000,000 all amounts appearing in the books of account of the Company on December 31, 1948, which shall thereafter, pursuant to any order or rule of any regulatory body entered after

                                       21
said date, be required to be removed, in whole or in part, from the books of account of the Company by charges to earned surplus.

     SECTION 3.05. USE OF FACSIMILE SEAL AND SIGNATURES. The seal of the Company and any or all signatures of the officers of the Company upon any of the bonds of the Series XX may be facsimiles.

     SECTION 3.06. TIME FOR MAKING PAYMENT. All payments of principal or redemption price of, interest on and sinking or improvement fund installments for, the bonds of the Series XX shall be made either prior to the due date thereof, or on the due date thereof in immediately available funds. In any case where the date of any such payment shall be a Saturday or Sunday or a legal holiday or a day on which banking institutions in the city of payment are authorized by law to close, then such payment need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the due date, and no interest on such payment shall accrue for the period after such date.

     SECTION 3.07. EFFECTIVE PERIOD OF SUPPLEMENTAL INDENTURE. The preceding provisions of Articles I, II and III of this supplemental indenture shall remain in effect only so long as any of the bonds of the Series XX shall remain outstanding.

     SECTION 3.08. EFFECT OF APPROVAL OF BOARD OF PUBLIC UTILITIES OF THE STATE OF NEW JERSEY. The approval of the Board of Public Utilities of the State of New Jersey of the execution and delivery of these presents and of the issue of any bonds of the Series XX shall not be construed as approval of said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey.

     SECTION 3.09. EXECUTION IN COUNTERPARTS. For the purpose of facilitating the recording hereof, this supplemental indenture has been executed in several counterparts, each of which shall be and shall be taken to be an original, and all collectively but one instrument.

     IN WITNESS WHEREOF, Public Service Electric and Gas Company, party hereto of the first part, after due corporate and other proceedings, has caused this supplemental indenture to be signed and acknowledged or proved by its President or one of its Vice Presidents and its corporate seal hereunto to be affixed and to be attested by the signature of its Secretary or an Assistant Secretary; and First Union National Bank, as Trustee, party hereto of the second part, has caused this supplemental indenture to be signed and acknowledged or proved by one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by the signature of one of its Vice Presidents. Executed and delivered this 13th day of June, 1997.

                                           PUBLIC SERVICE ELECTRIC AND GAS
                                             COMPANY

                                           By /s/ F.J. Riepl
                                           ..................................
                                                         (F.J. Riepl)
                                                        Vice President
Attest:
 /s/ E.J. Biggins, Jr.
 ....................................
         (E.J. Biggins, Jr.)
              Secretary
          (CORPORATE SEAL)
                                           FIRST UNION NATIONAL BANK

                                           By /s/ F. Gallagher
                                           ..................................
                                                        (F. Gallagher)
                                                        Vice President
Attest:
/s/ J. Waters
 ....................................
             (J. Waters)
           Vice President
          (CORPORATE SEAL)

STATE OF NEW JERSEY          }
                             }  ss.:
COUNTY OF ESSEX              }

     BE IT REMEMBERED, that on this 13th day of June, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared F.J. Riepl who, I am satisfied, is a Vice President of PUBLIC SERVICE ELECTRIC AND GAS COMPANY, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer, for and on behalf of such corporation, and I having first made known to him the contents thereof, he did acknowledge that he signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal, that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors, and that said corporation, the mortgagor, has received a true copy of said instrument.



                                           /s/ CATHERINE M. GOLDA
                                           ..................................
                                           CATHERINE M. GOLDA
                                           A NOTARY PUBLIC OF NEW JERSEY
                                           My Commission Expires 5-14-2000

STATE OF NEW JERSEY          }
                             }  ss.:
COUNTY OF ESSEX              }

     BE IT REMEMBERED, that on this 13th day of June, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared F. Gallagher who, I am satisfied, is a Vice President of FIRST UNION NATIONAL BANK, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer, for and on behalf of such corporation, and I having first made known to him the contents thereof, he did acknowledge that he signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal, and that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors.



                                           /s/ BERNICE RIVERA
                                           ..................................
                                           BERNICE RIVERA
                                           A NOTARY PUBLIC OF NEW JERSEY
                                           Commission Expires May 10, 2001

                            CERTIFICATE OF RESIDENCE

     First Union National Bank, Mortgagee and Trustee within named, hereby certifies that its precise residence is 765 Broad Street, Newark, New Jersey 07101.

                                           FIRST UNION NATIONAL BANK

                                           By  /s/ F. GALLAGHER
                                               ................................
                                                        (F. Gallagher)
                                                        VICE PRESIDENT